UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024
_________________
SeaStar Medical Holding Corporation
(Exact name of registrant as specified in its charter)
_____________________
Delaware	001-39927	85-3681132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd., Suite 410 Denver, Colorado	80216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (844) 427-8100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	NASDAQ
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 12, 2024, the Board of Directors (the “Board”) of SeaStar Medical Holding Corporation (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”) to, among other things:

•
reduce the quorum threshold for meetings of stockholders from the holders of a majority of the common stock of the Company issued and outstanding and entitled to vote to the holders of at least 33 1/3% of the common stock of the Company issued and outstanding and entitled to vote; and

•
remove the “Acting in Concert” definition and provisions in Section 2.12(a) and Section 2.12(b), so that a Proposing Stockholder (as defined in the Second Amended and Restated Bylaws) does not include a person who is “Acting in Concert” with any such stockholder or beneficial owner (or their respective affiliates and associates).

The foregoing summary of the Second Amended and Restated Bylaws is qualified in its entirety by reference to the text of the bylaws, which is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

Exhibit 3.1	Second Amended and Restated Bylaws of SeaStar Medical Holding Corporation
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	April 18, 2024	Name:	Eric Schlorff
		Title:	Chief Executive Officer